Exhibit 10.3

PLEDGE AND SECURITY AGREEMENT

dated as of

February 22, 2006

by and among

BABCOCK & WILCOX INVESTMENT COMPANY

and

THE BABCOCK &WILCOX COMPANY

ASBESTOS PI TRUST

and

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

This PLEDGE AND SECURITY AGREEMENT dated as of February 22, 2006 (this “Agreement”) is by and between (a) Babcock & Wilcox Investment Company, a Delaware corporation (the “Company”), (b) The Babcock & Wilcox Company Asbestos PI Trust (together with the permitted successors and assigns thereof, the “Secured Party”), and (c) U.S. Bank National Association, a national banking association organized under the laws of the United States (“U.S. Bank”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral (as defined below) as security for the Guarantee Obligations (as defined below).

Accordingly, the parties hereto agree as follows:

Section 1. Definitions.

(a) As used in this Agreement, the terms defined in the preamble hereto shall have the meanings ascribed therein and the following terms have the meanings ascribed below:

“Acceleration Event” exists if all or any portion of the Guarantee Obligations have been accelerated pursuant to Section 5(a) of the Note and such acceleration shall not have been rescinded.

“B&W” means The Babcock & Wilcox Company, a Delaware corporation and a direct, wholly owned subsidiary of the Company.

“Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Louisiana.

“Collateral” has the meaning assigned to such term in Section 3.

“Collateral Agent” means the collateral agent appointed pursuant to this Agreement, which shall initially be U.S. Bank.

“Confirmation Order” means the Order Confirming the Joint Plan of Reorganization as of September 28, 2005, as Amended Through January 17, 2006, Proposed by the Debtors, the Asbestos Claimants’ Committee, the Future Asbestos-Related Claimants’ Representative, and McDermott Incorporated and Issuing Injunctions entered on January 17, 2006 by the District Court.

“District Court” means the United States District Court for the Eastern District of Louisiana.

“Guarantee Obligations” means the guarantee obligations of the Guarantors set forth in Section 5 of the Note.

“Guarantors” means the Company and McDermott International, Inc., a Panamanian corporation of which the Company is an indirect, wholly owned subsidiary.

“Note” means that certain Promissory Note executed and delivered by B&W, dated as of February 22, 2006, in the original principal amount of $250,000,000, as amended or modified from time to time, together with any note executed and delivered in exchange or substitution therefor or transfer thereof.

“Plan” means the Joint Plan of Reorganization as of September 28, 2005, as Amended Through January 17, 2006, and the exhibits and schedules to the foregoing, as confirmed by the District Court.

“Plan Documents” means the Plan, the exhibits to the Plan, the Plan Supplement, the disclosure statement to the Plan and all exhibits attached to the disclosure statement.

“Plan Supplement” means the Plan Supplement to the Plan, as amended through the date hereof.

“Pledged Stock” means the capital stock of B&W described on Annex 2, together with all certificates evidencing the same.

“Proceeds” has the meaning assigned to such term in the UCC.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Louisiana.

(b) In addition, for all purposes hereof, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Note and, if not defined in the Note, in the UCC.

(c) Except where the context otherwise requires, the foregoing definitions shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall,” and both “will” and “shall” are used in the mandatory and imperative sense. The word “may” means is authorized or permitted to, while “may not” means is not authorized or permitted to. Unless the context otherwise requires: (i) any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, or otherwise modified (subject to any restrictions on such amendments, restatements, supplements, or modifications set forth herein or therein); (ii) any reference herein to any person shall be construed to include such person’s permitted successors and assigns; (iii) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and (iv) all references herein to sections and annexes shall be construed to refer to sections of, and annexes to, this Agreement.

Section 2. Appointment of Collateral Agent.

2.01 Appointment. The Secured Party hereby appoints U.S. Bank as the Collateral Agent under this Agreement, to take such actions to be taken by the Collateral Agent under this Agreement and to exercise such powers of the Collateral Agent contemplated by this Agreement, in each case subject to the terms and conditions hereof. The Company hereby consents to the appointment made pursuant to the foregoing provisions of this Section 2.01.

2.02 Fees and Expenses of Collateral Agent. The Company agrees to pay the Collateral Agent upon demand the amount of the Collateral Agent’s annual fee (as set forth on Annex 3 attached hereto) and any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel and agents, which the Collateral Agent may invoice to the Company in connection with (a) the custody or preservation of, or the sale of, collection from or other realization upon, the Collateral, (b) the exercise or enforcement (whether through negotiations, legal proceedings, or otherwise) of any of the rights of the Collateral Agent or the Secured Party hereunder, or (c) the failure by the Company to perform or observe any of the provisions hereof. The agreements in this Section 2.02 shall survive the termination of this Agreement. No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

2.03 Tax Matters. Each of the Company and the Secured Party shall provide the Collateral Agent with its taxpayer identification number documented by an appropriate Form W-8 or Form W-9 upon execution of this Agreement.

Section 3. Grant of Security Interest in the Collateral. As collateral security for the prompt payment of the Guarantee Obligations when due in accordance with their terms, the Company hereby grants to the Collateral Agent, for the benefit of the Secured Party, a security interest in all of the Company’s right, title, and interest in and to the Pledged Stock, whether now existing or hereafter coming into existence (such property described in this Section 3 being collectively referred to herein as the “Collateral”). In connection with the grant of such security interest, the Company agrees to take such action as the Collateral Agent may reasonably request in order to permit the Collateral Agent to establish and maintain such security interest as a perfected, first priority security interest until such time as this Agreement terminates pursuant to the provisions of Section 7.10.

Section 4. Representations and Warranties.

4.01 Representations and Warranties of the Company. The Company represents and warrants to the Secured Party and the Collateral Agent as follows:

(a) Collateral. The Company is the sole beneficial owner of the Collateral, and no lien exists upon the Collateral other than the liens created hereby.

(b) Creation, Perfection, and Priority. The security interest created hereby constitutes a valid and perfected first priority security interest in the Collateral.

(c) Company Information; Locations. Annex 1 sets forth, as of date hereof, the exact name, the location, including county or parish, of the chief executive office, the jurisdiction of organization, and the federal income tax identification number of the Company.

(d) Changes in Circumstances. The Company has not, within the period of 180 days prior to the date hereof, changed its name or the jurisdiction or form of its organization.

(e) Pledged Stock. The Pledged Stock identified in Annex 2 has been duly authorized and validly issued and is fully paid and nonassessable. The Pledged Stock is certificated, as indicated in Annex 2. The Pledged Stock identified on Annex 2 constitutes all of the issued and outstanding equity interests in B&W as of the date hereof, and Annex 2 correctly identifies the class of the shares constituting the Pledged Stock.

(f) Organization. The Company is duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement.

(g) Approvals; Noncontravention. The execution and delivery of this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company and will not result in a contravention by the Company of any provision of applicable law or of the Company’s organizational documents or any material contractual restriction binding on the Company or its assets.

(h) Execution and Delivery; Enforceability. This Agreement has been duly executed and delivered by the Company, and this Agreement constitutes a legal, valid, and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by: (i) bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, and other laws of general applicability relating to or affecting creditors’ rights; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(i) Compliance with Plan. This Agreement and the Note comply in all material respects with the terms of the Plan Documents and the Confirmation Order applicable to the provisions of this Agreement and the Note.

4.02 Representations and Warranties of the Secured Party. The Secured Party represents and warrants to the Company and the Collateral Agent as follows:

(a) Organization. The Secured Party is a trust duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite power and authority to execute and deliver this Agreement.

(b) Approvals; Noncontravention. The execution and delivery of this Agreement by the Secured Party have been duly authorized by all necessary action on the part of the Secured Party and will not result in a contravention by the Secured Party of any provision of applicable law or of the Secured Party’s organizational documents or any material contractual restriction binding on the Secured Party or its assets.

(c) Execution and Delivery; Enforceability. This Agreement has been duly executed and delivered by authorized officers or agents of the Secured Party and is a legal, valid, and binding agreement of the Secured Party, enforceable against the Secured Party in accordance with its terms, except as such enforceability may be limited by: (i) bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, and other laws of general applicability relating to or affecting the creditors’ rights generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) Compliance with Plan. This Agreement and the Note comply in all material respects with the terms of the Plan Documents and the Confirmation Order applicable to the provisions of this Agreement and the Note.

Section 5. Further Assurances; Remedies. In furtherance of the pledge and grant of security interest pursuant to Section 3 and for so long as the Guarantee Obligations continue to exist and remain unsatisfied and this Agreement remains in effect, the Company agrees with the Collateral Agent and the Secured Party as follows:

5.01 Delivery and Perfection. The Company shall:

(a) deliver to the Collateral Agent all certificated Pledged Stock, accompanied by properly executed stock powers in blank; and

(b) after the occurrence and during the continuance of an Acceleration Event and at the reasonable request of the Collateral Agent (in accordance with the provisions of Section 5.06), execute and deliver all such documents as may be necessary to cause any or all of the Pledged Stock to be transferred of record into the name of the Collateral Agent or to enable the Collateral Agent to exercise and enforce its rights hereunder in accordance with the UCC (or any successor statute) (and the Collateral Agent agrees that, if any Pledged Stock is transferred into its name, the Collateral Agent will thereafter promptly give to the Company copies of any notices and communications received by the Collateral Agent with respect to the Pledged Stock); provided, however, that no subsequent transfer of the Pledged Stock may be made by the Collateral Agent unless and until it has foreclosed on the Collateral in accordance with the provisions of Section 5.06; provided, further, that nothing in this Agreement shall require the Company to take any action (or to assist any other person or entity to take any action) to register with any governmental authority any public offering of the Pledged Stock or any interest therein.

5.02 Financing Statements. The Company hereby authorizes the Collateral Agent to file one or more financing statements in respect of the Company as debtor in such filing offices in such jurisdictions with which such a filing is (a) required to perfect the security interest granted hereunder by the Company or (b) desirable (in the reasonable judgment of the Collateral Agent) to give notice of the security interest granted hereunder by the Company.

5.03 Other Financing Statements and Control. Without the prior written consent of the Collateral Agent and the Secured Party, the Company shall not (a) authorize the filing in any jurisdiction of any financing statement or like instrument with respect to the Collateral in which the Collateral Agent is not named as the sole secured party or (b) cause or authorize any person other than the Company or the Collateral Agent to acquire “control” (as defined in Section 8-106 of the UCC or as otherwise construed for purposes of Article 8 or 9 of the UCC) over any Collateral that is Investment Property.

5.04 Locations; Names. Without at least 30 days’ prior notice to the Collateral Agent, the Company shall not change its name or the jurisdiction or form of its organization from the same shown on Annex 1.

5.05 Special Provisions Relating to Pledged Stock.

(a) So long as no Acceleration Event shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual, and other powers of ownership pertaining to the Pledged Stock, and the Collateral Agent shall execute and deliver to the Company, or cause to be executed and delivered to the Company, all such proxies, powers of attorney, dividend, and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers that it is entitled to exercise pursuant to this Section 5.05(a); provided that any such request by the Company shall be in the form of written instructions addressed to the Collateral Agent (with a copy thereof provided to the Secured Party).

(b) Unless and until an Acceleration Event has occurred and is continuing, the Company shall be entitled to receive and retain any and all dividends and distributions paid on the Pledged Stock (provided that such dividends and distributions have not been paid in violation of the provisions of Section 2(m) of the Note).

(c) If any Acceleration Event shall have occurred, then so long as such Acceleration Event shall continue, all dividends and other distributions on the Pledged Stock shall be paid or distributed directly to the Collateral Agent, and, if the Collateral Agent shall so request in writing, the Company agrees to execute and deliver to the Collateral Agent appropriate additional dividend, distribution, and other orders and documents to that end.

(d) If either the Company or the Secured Party delivers a notice or instruction to the Collateral Agent regarding the Pledged Stock, such party shall concurrently deliver a copy of such notice or instruction to the other party.

5.06 Acceleration Event, Etc. Notwithstanding any other provision contained in this Agreement or the Note, if an Acceleration Event shall have occurred and be continuing as a result of an Event of Default described in Section 3(a)(ii) of the Note, the Collateral Agent may exercise its rights hereunder arising as a result of such Acceleration Event only following the receipt of written notice of such Acceleration Event executed by the Company and the Secured Party or written notice from the Secured Party that a final, non-appealable judgment determining that such an Event of Default has occurred and is continuing (accompanied by an appropriately certified copy of such judgment). The period beginning with the receipt of any such notice and continuing for so long as the Acceleration Event referred to in such notice is continuing is hereinafter referred to as an “Acceleration Event Period.” After receipt of such notice, the Collateral Agent shall take only such action with respect to an Acceleration Event as shall be directed by written instructions from the Secured Party or by such judgment and shall not be required to take any such action absent such written instructions or such judgment. The Secured Party shall provide the Collateral Agent with written notice in the event that any Acceleration Event is rescinded. Subject to the prior provisions of this Section 5.06, in the period during which an Acceleration Event shall have occurred and be continuing:

(a) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (subject to the provisions of clause (b) of this Section 5.06), including the right, to the fullest extent permitted by applicable law, to exercise all voting, consensual, and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as the Collateral Agent may reasonably request to give effect to such right); and

(b) the Collateral Agent may, upon 30 days’ prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody, or control of the Collateral Agent, sell, assign, or otherwise dispose of all or any part of the Collateral at such place or places as specifically instructed by the Secured Party or by a judgment and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or anyone else may be the purchaser, assignee, or recipient of any or all of the Collateral so disposed of at any such public sale and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise) of the Company, any such demand, notice, and right or equity being hereby expressly waived and released; the Collateral Agent may, without notice, or publication, adjourn any public sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree to acquire the Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The Company (i) acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions and (ii) agrees that such circumstances shall not, without taking into account the other circumstances of such private sale, prevent such private sale from being deemed to have been made in a commercially reasonable manner, and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

5.07 Application of Proceeds. Upon the occurrence and during the continuance of an Acceleration Event, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held shall be applied by the Collateral Agent in the following order of priorities:

(a) to payment of the expenses of such sale or other realization, including any taxes arising from such sale or other realization, and all expenses, liabilities, and advances incurred or made by the Collateral Agent in connection therewith;

(b) to the payment of unpaid Guarantee Obligations, until all Guarantee Obligations shall have been fully satisfied or terminated pursuant to the terms of the Note; and

(c) to payment to the Company or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

5.08 Deficiency. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Guarantee Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

5.09 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Acceleration Event has occurred and is continuing, upon the occurrence and during the continuance of any Acceleration Event, the Collateral Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable (subject to the termination provision set forth) and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse, and collect all checks made payable to the order of the Company representing any dividend, payment, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. The appointment (and all the associated rights) provided by this Section 5.09 shall terminate immediately upon receipt by the Collateral Agent of written notice executed by the Company and the Secured Party of the satisfaction or termination of the Guaranteed Obligations (which notice each of the Company and the Secured Party hereby undertakes to provide immediately upon the satisfaction or termination of the Guaranteed Obligations) or receipt of a judgment to the effect that such satisfaction or termination has occurred.

5.10 No Marshalling. Upon the occurrence and continuance of an Acceleration Event, the Collateral Agent shall not be required to marshal the order of its enforcement of its security interest in any part of the Collateral for the benefit of any person.

Section 6. General Provisions Concerning the Collateral Agent.

6.01 No Implied Duties or Responsibilities.

(a) In connection with its appointment and acting hereunder, the Collateral Agent shall not be a trustee or be subject to any fiduciary or other implied duties or responsibilities, regardless of whether an Acceleration Event has occurred and is continuing, and none of the Collateral Agent, its agents, or any of their respective affiliates will be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, except that the foregoing provisions of this sentence will not excuse any such person from liability arising out of or resulting from its own gross negligence or willful misconduct or a material breach of this Agreement. Without limiting the generality of the foregoing, the Collateral Agent: (a) shall treat the payee of the Note as the holder thereof until the Collateral Agent receives written notice of the assignment or transfer thereof signed by such payee and B&W and in form satisfactory to the Collateral Agent; (b) may consult with legal counsel of its selection, independent public accountants, and other experts selected by it and will not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no representation or warranty to the Secured Party or the Company; (d) will not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of the Note or this Agreement or to inspect the books and records or any other property of B&W, the Company or any of their respective affiliates; and (e) will not be responsible to the Secured Party for the existence, genuineness, or value of the Collateral or for the validity, perfection, priority, or enforceability of any security interest in the Collateral. The Collateral Agent will not be deemed to have knowledge or notice of any Acceleration Event unless and until it has received written notice from the Secured Party referring to this Agreement, describing the Acceleration Event and stating that such notice is a “notice of acceleration event.”

(b) The Collateral Agent shall have no duty to make any evaluation or to advise anyone of the suitability or propriety of action or proposed action of the Company or the Secured Party in any particular transaction involving the Collateral. The Collateral Agent shall have no duty or authority to review, question, approve or make inquiries as to any instructions of the Company or, during any Acceleration Event Period, the Secured Party. The Collateral Agent shall not be liable for any loss or diminution of the Collateral by reason of its actions taken in reliance upon an instruction from the Company or, during any Acceleration Event Period, the Secured Party. The Collateral Agent shall have no duty or responsibility to monitor or otherwise investigate the actions or omissions of the Company or the Secured Party. The Collateral Agent shall only be responsible for the performance of such duties as are expressly set forth herein or in instructions of the Company or, during any Acceleration Event Period, the Secured Party which are not contrary to the provisions of this Agreement. In no event shall the Collateral Agent be liable for special, punitive, exemplary, incidental, indirect or consequential damages.

6.02 Refusal to Act. The Collateral Agent may refuse to take action on any notice, consent, direction, or instruction from the Company or the Secured Party that, in the Collateral Agent’s opinion, (a) is contrary to law or the provisions of the Note or this Agreement or (b) may expose the Collateral Agent to liability (unless the Collateral Agent shall have been indemnified, to its satisfaction, for such liability by the party requesting the Collateral Agent to take such action).

6.03 Indemnification. The Company hereby agrees to indemnify the Collateral Agent and, in their respective capacities as such, its officers, directors, controlling persons, employees, agents and representatives (each an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, obligations, penalties, actions, causes of action, judgments, suits, costs, expenses, or disbursements (including, without limitation, reasonable attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any Indemnified Party (or which may be claimed against any Indemnified Party by any person) by reason of, in connection with or in any way relating to or arising out of, any action taken or omitted by the Collateral Agent in compliance with the provisions of this Agreement or in reliance on written instructions from the Company or, during any Acceleration Event Period, the Secured Party; provided, however, that the Company shall not be liable to any Indemnified Party for any portion of such claims, liabilities, obligations, losses, damages, penalties, judgments, costs, expenses, or disbursements resulting from Indemnified Party’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Company further shall, upon demand by any Indemnified Party, pay to such Indemnified Party all documented costs and expenses incurred by such Indemnified Party in enforcing any rights under this Agreement, including reasonable fees and expenses of counsel. If the Company shall fail to make any payment or reimbursement to any Indemnified Party for any amount as to which the Company is obligated to indemnify such Indemnified Party under this Section 6.03, following exhaustion of all remedies against the Company and promptly after demand therefor, the Secured Party agrees to pay to such Indemnified Party the amount that has not been paid by the Company. The agreements in this Section 6.03 shall survive the termination of this Agreement.

6.04 Resignation or Removal of the Collateral Agent. The Collateral Agent may resign at any time by giving at least 60 days’ prior written notice thereof to the Secured Party and the Company and may be removed at any time by the Secured Party and the Company acting together, with any such resignation or removal to become effective upon the appointment of a successor Collateral Agent or as otherwise provided by this Section 6.04. Upon any such resignation or removal, (a) the Secured Party will have the right to appoint a successor Collateral Agent, and (b) unless an Acceleration Event shall have occurred and be continuing, the Company shall have the right to approve such appointed successor Collateral Agent, such approval not to be unreasonably withheld or delayed. If no successor Collateral Agent will have been so appointed by the Secured Party and will have accepted its appointment within 45 days after the resignation or removal of the retiring Collateral Agent, the retiring Collateral Agent, the Company or the Secured Party may, at the expense of the Company, petition a court of competent jurisdiction for the appointment of a successor Collateral Agent. Upon the acceptance of its appointment as Collateral Agent, the successor Collateral Agent will thereupon succeed to and be vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent will be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation or removal, the provisions of this Agreement will inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

6.05 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon the authenticity of any certificate, notice or other document (including any cable, telegram, telecopy, electronic mail message or telex) and believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent. As to any matters related to this Agreement or the transactions contemplated hereby, the Collateral Agent shall not be required to take any action or exercise any discretion, but the Collateral Agent shall be required to act or to refrain from acting upon written instructions of the Secured Party delivered during any Acceleration Event Period and shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with the written instructions of the Secured Party delivered during any Acceleration Event Period, and such written instructions of the Secured Party and any action taken or failure to act pursuant thereto shall be binding on the Secured Party.

6.06 Right of Interpleader. Should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Agreement or the Collateral, or should a substitute Collateral Agent fail to be designated as provided in Section 6.04 hereof, or if the Collateral Agent should be in doubt as to what action to take, the Collateral Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Collateral until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved or (b) institute a petition for interpleader in Bankruptcy Court or the District Court to determine the rights of the parties hereto.

6.07 No Tax Responsibility. Notwithstanding any other terms or conditions contained herein, the Collateral Agent shall not be responsible for, and the Company and Secured Party do hereby waive all duties or functions of the Collateral Agent (imposed by law or otherwise) relating to, the withholding and government deposit of any and all taxes, or amounts with respect thereto, that may be incurred or payable in connection with the Collateral and the transactions contemplated hereunder, income or gain realized on the Collateral held therein or transactions undertaken with respect thereto. Except as required by law in such manner that cannot be delegated to or assumed by the Company, the Collateral Agent shall have no responsibility to undertake any federal, state or local tax reporting in connection with the Collateral or transactions contemplated by this Agreement.

Section 7. Miscellaneous.

7.01 Entire Agreement. This Agreement, the Note, and the Settlement Agreement constitute the entire agreement and understanding among the Company, the Secured Party, and the Collateral Agent with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, among such parties with respect to the subject matter hereof.

7.02 Notices. All notices, responses, consents, waivers, requests, statements, and other communications provided for herein shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight-delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight-delivery service (with charges prepaid). Any such notice shall be sent:

(a) if to the Secured Party, at such address as the Secured Party shall have specified to the Company in writing, with copies (which shall not constitute notice) to:

B. Thomas Florence

Executive Director

The Babcock & Wilcox Company Asbestos PI Trust

c/o ARPC

1220 19th Street, N.W., Suite 700

Washington, D.C. 20036

Facsimile: (202) 797-3619

Campbell & Levine, LLC

1700 Grant Building

Pittsburgh, PA 15219-2399

Attention: Douglas A. Campbell, Esq.

Facsimile: (412) 261-5066

Eric D. Green, Esq.

Resolutions, LLC

222 Berkeley Street, Suite 1060

Boston, Massachusetts 02116

Facsimile: (617) 556-9900

Young Conaway Stargatt & Taylor, LLP

The Brandywine Building

1000 West Street, 17th Floor

P.O. Box 391

Wilmington, Delaware 19801

Attention: James L. Patton, Jr., Esq.

Facsimile: (302) 571-1253

(b)	if to the Company:

Babcock & Wilcox Investment Company

777 N. Eldridge Parkway

Houston, Texas 77079

Attention: Liane K. Hinrichs

Facsimile: (281) 870-5015

with a copy to:

McDermott International, Inc.

777 North Eldridge Parkway

Houston, Texas 77079

Attention: John T. Nesser, III

Facsimile: (281) 870-5015

or;

(c)	if to the Collateral Agent:

U.S. Bank National Association

5847 San Felipe Street

Suite 1050

Houston, Texas 77057

Attention: Corporate Trust Services

Facsimile: 713-278-4329

7.03 No Waiver. No failure on the part of any party hereto to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power, or remedy of such party hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any party hereto of any right, power, or remedy of such party hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.

7.04 Amendments, Etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged, or (except as provided in Section 7.10) terminated except in writing signed by the Company, the Secured Party, and the Collateral Agent. The Collateral Agent shall be provided executed or true and correct copies of each amendment, notice, waiver, consent, or certificate made or delivered with respect to this Agreement sufficiently far in advance of the Collateral Agent being required to take action under this Agreement or in respect of any such notice, waiver, consent, or other certificate delivered in connection therewith so as to allow the Collateral Agent sufficient time to take any such action.

7.05 Successors and Assigns; No Third-Party Beneficiaries. This Agreement is for the benefit of the parties hereto and their successors and permitted assigns pursuant to the applicable provisions of the Note and this Agreement. In the event of an assignment of the Note by the Secured Party, the Secured Party’s rights and obligations hereunder shall be transferred with the Note. Subject to the foregoing provisions of this Section 7.05, this Agreement shall be binding on each of the parties hereto and their respective successors and assigns. Except as provided in Section 6.03, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or to give to, any person other than the parties hereto and their respective permitted successors and assigns any right, remedy, or claim under or by reason of this Agreement or any provision hereof, and the provision contained in this Agreement are and shall be for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns.

7.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

7.07 Governing Law. The construction, validity, and enforceability of this Agreement shall be governed by the substantive laws of the State of Louisiana, without giving effect to any principles of conflicts of laws thereof that would result in the application of the laws of any other jurisdiction.

7.08 Captions. The captions and Section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

7.09 Severability. If any provision contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, that provision will, to the extent possible, be modified in such manner as to be valid, legal, and enforceable but so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision will be severed from this Agreement, and in either case the validity, legality, and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

7.10 Termination. This Agreement shall terminate concurrently with the termination of the Guarantee Obligations pursuant to Section 5(e) of the Note. Upon such termination: (a) the Collateral Agent shall promptly return to the Company all the certificated Pledged Stock and the stock powers previously delivered to the Secured Party pursuant to Section 5.01(a); and (b) the Secured Party and the Collateral Agent shall execute and deliver to the Company such other documentation as the Company may reasonably request to evidence the termination of this Agreement. The provisions of Section 7.01 through Section 7.09 and this Section 7.10 shall survive any termination of this Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BABCOCK & WILCOX INVESTMENT COMPANY

By:	/s/ John T. Nesser, III
Name:	John T. Nesser, III
Title:	Executive Vice President, General Counsel and Corporate Secretary

THE BABCOCK &WILCOX COMPANY ASBESTOS PI TRUST

By:	/s/ Victor Bussie
Victor Bussie
Trustee

By:	/s/ James J. McMonagle
James J. McMonagle, Esq.
Trustee

By:	/s/ Phillip A. Pahigian
Phillip A. Pahigian, Esq.
Trustee

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Ronda L. Parman
Name:	Ronda L. Parman
Title:	Authorized Agent

Annex 1

Company Information; Locations

Name	Location of Chief Executive Office	Jurisdiction of Organization	Organizational Number	IRS Taxpayer I.D. No.
Babcock & Wilcox Investment Company	777 N. Eldridge Parkway Houston, Texas 77079	Delaware	0002235817	72-1172705

Annex 2

Description of Pledged Stock

Owner	Issuer	Class of Stock	No. of Shares	Certificate Nos.	Percent Owned	Percent Pledged
Babcock & Wilcox Investment Company (a Delaware corporation)	The Babcock & Wilcox Company (a Delaware corporation)	Common Stock	100,100	1 & 2	100%	100%

Annex 3

U.S. Bank National Association

Collateral Agent Fees

Babcock & Wilcox Investment Company

Schedule of Fees
Acceptance Fee:	Waived
Administration Fee	4,000
Counsel Fee	at cost

The above-mentioned Fees are basic charges and do not include out-of-pocket expenses, which will be billed in addition to the regular charges as required. Out-of-pocket expenses shall include, but are not limited to: telephone tolls, stationery, travel and postage expenses.

Charges for performing extraordinary or other services not contemplated at the time of the execution of the transaction or not specifically covered elsewhere in this schedule will be determined by appraisal in amounts commensurate with the service to be provided.

To help the government fight the funding of terrorism and money laundering activities, Federal Law requires all financial institutions to obtain, verify and record information that identifies each client who opens an account.

For a non-individual person such as a business entity, a charity, a Trust or other legal entity we will ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

Our proposal is subject in all aspects to our review and acceptance of the final documents, which set forth our duties and responsibilities.

Please sign and date this letter and return a copy to Ronda Parman at fax 713.278.4329 as acknowledgement of the fees and terms contained herein.

Signed name                                                                  Printed name

Date                                          Title                                                  Company